UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2021

Orbsat Corp

(Exact name of registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 560-5355

Orbital Tracking Corp.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
NA	NA	NA

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2021, Orbsat Corp (the “Company”) entered into a Note Purchase Agreement (the “NPA”) by and between the Company and one individual accredited investor (the “Lender”). Pursuant to the terms of the NPA, the Company sold an aggregate principal amount of $350,000 of its convertible promissory note (the “Note”). The Note is a general, unsecured obligation of the Company and bears simple interest at a rate of 7% per annum, and mature on the third anniversary of the date of issuance (the “Maturity Date”), to the extent that the Note and the principal amounts and any interest accrued thereunder have not been converted into shares of the Company’s common stock. In the event that any amount due under the Note is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the Note other than as required by the Agreement. The Noteholder have an optional right of conversion such that a Noteholder may elect to convert his Note, in whole or in part, outstanding as of such time, into the number of fully paid and non-assessable shares of the Company’s common stock as determined by dividing the indebtedness under the Note price equal to the lesser of (a) $1.50 per share, and (b) a 30% discount to the price of the common stock in the qualified transaction. Following an event of default, the conversion price shall be adjusted to be equal to the lower of: (i) the then applicable conversion price or (ii) the price per share of 85% of the lowest traded price for the Company’s common stock during the 15 trading days preceding the relevant conversion. In addition, subject to the ownership limitations, if a qualified transaction is completed, without further action from the Noteholder, on the closing date of the qualified transaction, 50% of the principal amount of this Note and all accrued and unpaid interest shall be converted into Company common stock at a conversion price equal to the 30% discount to the offering price in such qualified transaction, which price shall be proportionately adjusted for stock splits, stock dividends or similar events. A “Qualified Transaction” refers the completion of the public offering of the Company’s securities stock with gross proceeds of at least $10,000,000 pursuant to which the Company’s securities become registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, or a merger with a company listed on the Nasdaq or Canadian stock exchanges, as amended. The Noteholder is granted registration rights and pre-emptive rights. In addition, the NPA includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency.

The Company’s issuance of the Note under the terms of the NPA was made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering and Regulation D promulgated thereunder. The investor in the Note were “accredited investors” as such term is defined in Rule 501(a) of Regulation D under the Securities Act. There were no discounts or brokerage fees associated with this offering.

The Company intends to use the offering proceeds for working capital and general corporate purposes.

The current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Note and the NPA are qualified in their entirety by reference to the full texts of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein in their entirety by reference. The representations, warranties and covenants contained in such documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and (i) should not be treated as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the agreement by disclosures that were made to the other party in connection with the negotiation of the agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of such agreement or such other date or dates as may be specified in the agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

The registrant hereby incorporates by reference the disclosure made in Item 1.01 above.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2021, the Company’s Board of Directors approved and adopted the terms and provisions of employment agreements for David Phipps, the Company’s Chief Executive Officer, and Thomas Seifert, the Company’s Chief Financial Officer.

D. Phipps Employment Agreement

Initial term of his employment is one year commencing on March 11, 2021 which term will be automatically extended for additional one-year terms thereafter unless terminated by the Company or the executive by written notice. CEO’s annual base compensation is an aggregate of $180,000 payable by the Company and £50,000 (or approximately $70,000) payable through the Company’s wholly owned subsidiary, Global Telesat Communications Ltd., subject to periodic review and modification by the Board upon occurrence of material events relating to the Company’s financial and business performance, including, without limitation, the Company’s listing of its capital stock on a national securities exchange. In addition, Mr. Phipps will be entitled to receive an annual cash bonus in an amount equal to up to 150% of his base salary if the Company meets or exceeds performance criteria to be adopted by the Compensation Committee of the Board, and any other additional bonuses as may be determined by the Board. Mr. Phipps is entitled to receive various other benefits if and to the extent available to the employees of the Company. The employment agreement may be terminated based on death or disability of the executive, for cause or without good reason, for cause or with good reason, and as a result of the change of control of the Company. The employment agreement also contains certain provisions that are customary for agreements of this nature, including, without limitation, non-competition and non-solicitation covenants, indemnification provisions, etc. The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of such document, a copy of which is filed as an exhibit to this filing.

T. Seifert Employment Agreement

Initial term of his employment is one year commencing on March 11, 2021 which term will be automatically extended for additional one-year terms thereafter unless terminated by the Company or the executive by written notice. CFO’s annual base compensation is $150,000 payable by the Company, subject to periodic review and modification by the Board’s Compensation Committee. Mr. Seifert will be entitled to receive an annual cash bonus in an amount equal to up to 150% of his base salary if the Company meets or exceeds performance criteria to be adopted by the Compensation Committee of the Board, and any other additional bonuses as may be determined by the Board. Mr. Seifert is entitled to receive various other benefits if and to the extent available to the employees of the Company. The employment agreement may be terminated based on death or disability of the executive, for cause or without good reason, for cause or with good reason, and as a result of the change of control of the Company. The employment agreement also contains certain provisions that are customary for agreements of this nature, including, without limitation, non-competition and non-solicitation covenants, indemnification provisions, etc. The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of such document, a copy of which is filed as an exhibit to this filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form 7% Convertible Promissory Note.
10.2	Form Note Purchase Agreement.
10.3	David Phipps Employment Agreement.
10.4	Thomas Seifert Employment Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ David Phipps
	Name:	David Phipps
	Title:	Chief Executive Officer

Dated: March 11, 2021